Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

Frisco, Texas (October 31, 2022) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the third quarter and nine months ended September 30, 2022.

Third Quarter 2022 Highlights:

•	Revenues Grow 11.0% to $240.5 Million

•	Net Income of $11.5 Million, or $0.71 per Diluted Share

•	Adjusted Earnings per Diluted Share Increases to $0.94

•	Adjusted EBITDA Increases 3.4% to $25.7 Million

•	Cash flow from operations of $18.3 Million

Overview

Net service revenues were $240.5 million for the third quarter of 2022, an 11.0% increase compared with $216.7 million for the third quarter of 2021. Net income was $11.5 million for the third quarter of 2022, compared with $11.6 million for the third quarter of 2021, while net income per diluted share was $0.71 compared with $0.72 for the same period a year ago. Adjusted EBITDA increased 3.4% to $25.7 million for the third quarter of 2022 from $24.9 million for the third quarter of 2021. Adjusted net income per diluted share was $0.94 for the third quarter of 2022 compared with $0.91 for the third quarter of 2021. Adjusted net income per diluted share for the third quarter of 2022 excludes acquisition and de novo expenses of $0.08, restructure and other non-recurring costs of $0.01 and stock-based compensation expense of $0.14. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first nine months of 2022, net service revenues increased 10.0% to $704.1 million from $639.9 million for the prior-year period. Net income was $31.3 million for the first nine months of 2022 compared with $32.1 million for the same period in 2021, and net income per diluted share was $1.94 compared with $2.00 per diluted share. Adjusted net income was $42.3 million compared with $42.0 million for the first nine months of 2021, while adjusted net income per diluted share was $2.63 compared with $2.62 for the prior-year period. Adjusted EBITDA increased 4.7% to $73.2 million for the first nine months of 2022 from $69.9 million for the first nine months of 2021.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Addus continues to produce strong financial and operating results, and we were pleased with our ability to execute on our strategy in the current environment. Our overall revenue growth of 11.0% over the third quarter of the prior year reflects favorable trends in each of our operating segments. Personal care revenues, which accounted for 74.5% of overall revenue, were up 7.0% on a same-store basis. For our home health business, we achieved an 18.6% organic growth rate in new admissions and total volumes were up 15.1% on a same store basis. Total home health revenues increased 25.1% from the prior year and include the addition of the operations of Armada Home Health and Summit Home Health that were both acquired in 2021. We are excited about the growth opportunities in our home health operations as it complements our personal care services and supports our value-based care models. We also saw steady improvement in our hospice business, which accounted for 21.4% of revenues for the third quarter and included the acquired operations of JourneyCare, which were added as of February 1, 2022, and are now fully integrated. Total hospice revenues were up 31.4% over the third quarter of 2021, and our median length of stay increased from 23 days in the second quarter to 28 days in the third quarter.

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ADUS Announces Third-Quarter 2022 Financial Results

October 31, 2022

“As we end the third quarter, we are proud of the excellent job our team has done to date during 2022 despite various challenges, including the impact of Omicron, which was especially acute during the first quarter, and industry-wide staffing headwinds throughout the year. While the clinical recruiting and retention dynamics remain challenging, we are seeing clinical hiring trends start to move in a positive direction. Our overall hiring and turnover trends in personal care have also continued to improve during the third quarter, and we continue to evaluate and invest in enhancing our recruiting and onboarding processes to best position Addus to meet current and expected demand for our services.

“We remain strategic in our efforts to grow our existing business organically while actively pursuing additional growth through acquisitions. On October 1, 2022, we completed the acquisition of Apple Home Healthcare, LTD (“Apple”), which serves an average daily census of approximately 450 home health patients in an 11-county area in and around Chicago, Illinois. This transaction aligns with our strategy of expanding clinical services in existing personal care markets so that we can provide all three levels of home care with geographic scale and density. Together with our recent acquisitions of Summit Home Health and JourneyCare Hospice in the greater Chicago area, we have extended our market coverage in both clinical care segments. We are excited to welcome the experienced Apple operations team and clinical staff to Addus, and we look forward to serving more patients in this important market.”

Cash and Liquidity

The Company has focused on maintaining a strong financial position in 2022. As of September 30, 2022, the Company had cash of $105.6 million, with capacity and availability under its revolving credit facility of $375.5 million and $200.5 million, respectively. Net cash provided by operating activities was $18.3 million for the third quarter of 2022.

Looking Ahead

Allison added, “We are pleased with the trends in our business and believe that we are well positioned to drive further growth. With the completion of the Apple transaction, we have added approximately $65 million in annualized revenues through acquisitions to date in 2022. Our experienced and capable development team has assembled a robust pipeline of acquisition opportunities, and we have the capital structure and liquidity to support our growth strategy and further strengthen our competitive market position.

“We remain especially proud of our team’s dedicated work, particularly our frontline caregivers, who provide outstanding care and support for our patients and their families. They continue to respond to the growing demand for our services, delivered in the safest and most cost-effective setting. We have a proven operating model across the care continuum that supports favorable outcomes and patient satisfaction. We believe we are well positioned to build on this model, and we look forward to the opportunities ahead for Addus,” said Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition and de novo expenses, stock-based compensation expenses, restructure and other non-recurring costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defined adjusted net income, adjusted EBITDA, adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted earnings per share to earnings per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP

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ADUS Announces Third-Quarter 2022 Financial Results

October 31, 2022

measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted earnings per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, November 1, 2022, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on November 8, 2022, by dialing 1-877-344-7529 (international dial-in number is (412) 317-0088) and entering pass code 4223751.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any future impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 46,500 consumers through 207 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Third-Quarter 2022 Financial Results

October 31, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net service revenues	$240,495	$216,662	$704,070	$639,857
Cost of service revenues	165,310	149,616	483,100	442,804

Gross profit	75,185	67,046	220,970	197,053
	31.3%	30.9%	31.4%	30.8%
General and administrative expenses	54,228	46,280	162,476	139,881
Depreciation and amortization	3,441	3,406	10,571	10,594

Total operating expenses	57,669	49,686	173,047	150,475

Operating income	17,516	17,360	47,923	46,578

Total interest expense, net	2,389	1,577	6,029	4,002

Income before income taxes	15,127	15,783	41,894	42,576
Income tax expense	3,584	4,206	10,631	10,508

Net income	$11,543	$11,577	$31,263	$32,068

Net income per diluted share:	$0.71	$0.72	$1.94	$2.00

Weighted average number of common shares outstanding:
Diluted	16,184	16,030	16,146	16,060

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$18,316	$17,608	$80,818	$14,287
Net cash (used in) investing activities	(1,326)	(30,505)	(87,354)	(32,433)
Net cash (used in) provided by financing activities	(32,263)	25,876	(56,715)	25,447

Net change in cash	(15,273)	12,979	(63,251)	7,301
Cash at the beginning of the period	120,917	139,400	168,895	145,078

Cash at the end of the period	$105,644	$152,379	$105,644	$152,379

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ADUS Announces Third-Quarter 2022 Financial Results

October 31, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,
	2022	2021
Assets

Current assets
Cash	$105,644	$152,379
Accounts receivable, net	126,253	133,814
Prepaid expenses and other current assets	8,245	13,514

Total current assets	240,142	299,707

Property and equipment, net	17,428	18,614

Other assets
Goodwill	575,205	497,919
Intangible assets, net	72,655	66,332
Deferred tax assets, net	—	5,919
Operating lease assets	40,503	36,424

Total other assets	688,363	606,594

Total assets	$945,933	$924,915

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$19,545	$23,167
Accrued payroll	35,084	31,626
Accrued expenses	39,557	35,780
Government stimulus advance	21,158	7,674
Accrued workers compensation	12,844	14,286

Total current liabilities	128,188	112,533

Long-term debt, less current portion, net of debt issuance costs	163,557	220,707
Long-term lease liability, less current portion	37,168	33,509
Other long-term liabilities	2,183	115

Total long-term liabilities	202,908	254,331

Total liabilities	331,096	366,864

Total stockholders’ equity	614,837	558,051

Total liabilities and stockholders’ equity	$945,933	$924,915

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ADUS Announces Third-Quarter 2022 Financial Results

October 31, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net Service Revenues by Segment

Personal Care	$179,180	$169,609	$523,142	$510,744
Hospice	51,359	39,095	151,160	112,098
Home Health	9,956	7,958	29,768	17,015

Total Revenue	$240,495	$216,662	$704,070	$639,857

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ADUS Announces Third-Quarter 2022 Financial Results

October 31, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Personal Care

States served at period end	—	—	21	22
Locations at period end	—	—	161	162
Average billable census total	37,677	37,979	37,253	38,266
Billable hours (in thousands)	7,473	7,537	21,947	22,712
Average billable hours per census per month	65.9	65.8	65.2	65.7
Billable hours per business day	113,229	114,195	112,547	116,472
Revenues per billable hour	$23.92	$22.47	$23.71	$22.45%
Organic growth
- Revenue	7.0%	4.0%	3.5%	6.6

Hospice

Locations served at period end	—	—	33	34
Admissions	3,182	2,565	9,778	7,211
Average daily census	3,280	2,629	3,304	2,523
Average discharge length of stay	92.7	95.2	86.8	95.4
Patient days	301,797	240,692	880,574	680,600
Revenue per patient day	$170.18	$162.43	$171.66	$164.71%
Organic growth				%
- Revenue	0.1%	(4.8)%	1.6%	(7.2)
- Average daily census	2.2%	(7.6)%	5.0%	(24.6)

Home Health

Locations served at period end	—	—	12	11
New Admissions	3,684	2,608	10,371	4,962
Recertifications	1,482	1,081	4,207	2,476
Total Volume	5,166	3,689	14,578	7,438
Visits	71,670	55,963	205,335	115,210%
Organic growth				%
- Revenue	0.2%	24.8%	(1.2)%	15.9%
- New admissions	18.6%	27.9%	15.7%	23.8
- Volume	15.1%	29.8%	16.0%	18.2

Percentage of Revenues by Payor:

Personal Care				%

State, local and other governmental programs	49.4%	49.5%	49.4%	49.5
Managed care organizations	46.4	45.3	46.1	45.3
Private duty	2.6	2.9	2.6	2.9%
Commercial	1.0	1.4	1.1	1.5
Other	0.6%	0.9%	0.8%	0.8

Hospice				%

Medicare	90.6%	92.8%	90.8%	93.4
Commercial	5.4	3.0	5.1	2.4%
Managed care organizations	3.5	3.9	3.6	3.9
Other	0.5%	0.3%	0.5%	0.3

Home Health				%

Medicare	73.5%	80.1%	73.0%	80.5
Managed care organizations	20.1	15.3	20.7	16.7%
Commercial	6.2	4.4	6.1	2.8
Other	0.2%	0.2%	0.2%	0.0

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ADUS Announces Third-Quarter 2022 Financial Results

October 31, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA to Net Income: (2)

Net income	$11,543	$11,577	$31,263	$32,068

Interest expense, net	2,389	1,577	6,029	4,002
(Gain) Loss on sale of assets	(25)	—	(27)	16
Income tax expense	3,584	4,206	10,631	10,508
Depreciation and amortization	3,441	3,406	10,571	10,594
COVID-19 expense, net	—	—	—	(591)
Acquisition and de novo expenses	1,878	1,663	6,502	5,383
Stock-based compensation expense	2,780	2,341	7,945	7,105
Restructure and other non-recurring costs	132	103	318	857

Adjusted EBITDA	$25,722	$24,873	$73,232	$69,942

Reconciliation of Adjusted Net Income to Net Income: (3)

Net income	$11,543	$11,577	$31,263	$32,068

(Gain) Loss on sale of assets, net of tax	(18)	—	(20)	12
COVID-19 expense, net of tax	—	—	—	(479)
Acquisition and de novo expenses, net of tax	1,444	1,220	4,852	4,361
Stock-based compensation expense, net of tax	2,124	1,716	5,928	5,370
Restructure and other non-recurring costs, net of tax	101	76	237	647

Adjusted Net Income	$15,194	$14,589	$42,260	$41,979

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (4)

Net income per diluted share	$0.71	$0.72	$1.94	$2.00

COVID-19 expense, net per diluted share	—	—	—	(0.02)
Acquisition and de novo expenses per diluted share	0.08	0.08	0.30	0.27
Restructure and other non-recurring costs per diluted share	0.01	—	0.01	0.04
Stock-based compensation expense per diluted share	0.14	0.11	0.38	0.33

Adjusted net income per diluted share	$0.94	$0.91	$2.63	$2.62

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (5)

Net service revenues	$240,495	$216,662	$704,070	$639,857

Revenues associated with the closure of certain sites	0	(529)	0	(1,816)

Adjusted net service revenues	$240,495	$216,133	$704,070	$638,041

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ADUS Announces Third-Quarter 2022 Financial Results

October 31, 2022

Footnotes:

(1)

The Company defined adjusted net income, adjusted EBITDA, and adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021.

(2)

We define Adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets and retroactive rate increases from Illinois. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted Net Income as net income before acquisition and de novo expenses, stock-based compensation expenses, restructure and other non-recurring costs, gain or loss on the sale of assets and retroactive rate increases from Illinois. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets and retroactive rate increases from Illinois. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(5)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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